Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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LOS ANGELES
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WASHINGTON, D.C.
WILMINGTON
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BEIJING
BRUSSELS
November 7, 2024	FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

MEDIROM Healthcare Technologies Inc.
3-1 Daiba 2-chome,
Minato-ku Tokyo, Japan

Re:	MEDIROM Healthcare Technologies Inc.
Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special United States counsel to MEDIROM Healthcare Technologies Inc., a joint stock corporation organized under the laws of Japan (the “Company”), in connection with an offering by the Company of American depositary shares (the “ADSs”), each representing one common share of the Company, no par value (the “Shares”). In connection with the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and ThinkEquity LLC as representative (the “Representative”) of the several underwriters, the Company will issue to the Representative a warrant to purchase up to 172,500 ADSs (the “Representative’s Warrant”). The ADSs and the Representative’s Warrant are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the registration statement on Form F-1 (File No. 333-281771) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2024 under the Securities Act of 1933 (the “Securities Act”) and Pre-Effective Amendment No. 1 to be filed on the

MEDIROM Healthcare Technologies Inc.

3-1 Daiba 2-chome, Minato-ku

Tokyo, Japan

date hereof (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)the form of Underwriting Agreement relating to the sale by the Company of the ADSs, and the issuance by the Company of the Representative’s Warrant, to the Representative, filed as Exhibit 1.1 to the Registration Statement;

(c)the form of Representative’s Warrant proposed to be entered into by the Company and the Representative, filed as Exhibit 4.5 and included within Exhibit 1.1 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement and the Representative’s Warrant.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.When issued and delivered in accordance with the terms of the Underwriting Agreement, the Representative’s Warrant will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

MEDIROM Healthcare Technologies Inc.

3-1 Daiba 2-chome, Minato-ku

Tokyo, Japan

The opinions stated herein are subject to the following assumptions and qualifications:

(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code;

(e)we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that

MEDIROM Healthcare Technologies Inc.

3-1 Daiba 2-chome, Minato-ku

Tokyo, Japan

such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(g)we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(h)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(i)we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state only if the action or proceeding arises out of or relates to a contract, agreement or undertaking and accordingly we do not express any opinion to the extent any provision extends to any dispute not arising out of or relating to the contractual relationship, whether in tort, equity or otherwise;

(j)we have assumed that Cogency Global Inc. has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent the such agent shall resign its appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(k)we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(l)the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document; and

MEDIROM Healthcare Technologies Inc.

3-1 Daiba 2-chome, Minato-ku

Tokyo, Japan

(m)this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

In addition, in rendering the foregoing opinions we have further assumed that, at all applicable times:

(a)the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b)the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c)each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, (i) conflicts or will conflict with the organizational documents of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

MEDIROM Healthcare Technologies Inc.

3-1 Daiba 2-chome, Minato-ku

Tokyo, Japan

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP